Exhibit 5

Lionel Sawyer & Collins

Lionel Sawyer & Collins

1100 Bank of America Plaza

50 W. Liberty Street

Reno, Nevada 89501

(775) 788-8666

(775) 788-8682 (facsimile)

May 20, 2003

First Republic Preferred Capital Corporation

111 Pine Street

San Francisco, California 94111

Ladies and Gentlemen:

We have acted as special Nevada counsel to First Republic Preferred Capital Corporation (the “Company”) in connection with a registration statement under the Securities Act of 1933, as amended (the “Registration Statement”), relating to possible offerings from time to time by the Company of its preferred stock, par value $.01 per share (“Preferred Stock”), at initial offering prices which will not exceed in total $100,000,000.

Based on the foregoing, our examination of the Company’s constituent documents, the Registration Statement and such other examination of law and fact as we have deemed necessary, we are of the opinion that, so long as an issuance and sale of Preferred Stock will not cause the number of shares of Preferred Stock or the number of shares of Preferred Stock of a particular series issued and outstanding after the issuance to exceed the number of each then authorized by the Company’s Articles of Incorporation, when the Board of Directors of the Company authorizes the creation and issuance for at least its par value of one or more series of Preferred Stock in accordance with the provisions of the Company’s constituent documents and Nevada law, and that Preferred Stock is issued in accordance with that authorization as contemplated in the Registration Statement, upon receipt of the consideration called for by the authorizing resolution and delivery of a stock certificate complying with Nevada law and the Company’s constituent documents, that Preferred Stock will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the State of Nevada. This opinion letter is intended for use in connection with the filing of the Registration Statement, and it may not be relied upon for any other purpose, or reproduced or filed publicly, without the written consent of this firm; provided, however, that we hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving these consents, we do not hereby admit that we are in a category of persons whose consent is required pursuant to Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ LIONEL SAWYER & COLLINS

Lionel Sawyer & Collins

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